UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2011
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200
Houston, Texas (Address of principal executive offices)	77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Fourth Supplemental Indenture for 8.125% Senior Notes due 2016
     On April 5, 2011, Copano Energy, L.L.C. (“Copano”) announced that it had accepted for purchase and payment (the “Initial Settlement”) all of the approximately 83% of the $332,665,000 in aggregate principal amount of its 8.125% Senior Notes due 2016 (CUSIP No. 217203 AB4) (the “2016 Notes”) that were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on April 4, 2011 pursuant to its previously announced tender offer and consent solicitation, which commenced on March 22, 2011. In addition, on April 5, 2011, payment for the 2016 Notes pursuant to the Initial Settlement was made. The tender offer for the 2016 Notes will expire at 11:59 p.m., New York City time, on April 18, 2011, unless extended by Copano in its sole discretion.
     On April 5, 2011, following receipt of the requisite consents of the holders of the 2016 Notes, Copano entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), by and among Copano, Copano Energy Finance Corporation (“Copano Finance” and, together with Copano, the “Issuers”), the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), to the Indenture, dated February 7, 2006, by and among the Issuers, the guarantors named therein and the Trustee, as amended (the “2016 Notes Indenture”). The Fourth Supplemental Indenture eliminates most of the covenants and certain events of default in the 2016 Notes Indenture. The Fourth Supplemental Indenture became operative upon the purchase by Copano of a majority of the outstanding 2016 Notes pursuant to its tender offer for such notes.
     The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Fourth Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Indenture and First Supplemental Indenture for 7.125% Senior Notes due 2021
     On April 5, 2011, the Issuers completed the public offering of $360 million in aggregate principal amount of their 7.125% Senior Notes due 2021 (the “2021 Notes”) pursuant to the Underwriting Agreement, dated March 22, 2011 (the “Underwriting Agreement”), by and among the Issuers, the guarantors named therein (the “Guarantors”) and J.P. Morgan Securities LLC, as representative of the several underwriters named therein. Copano filed a copy of the Underwriting Agreement as Exhibit 1.1 to its Current Report on Form 8-K filed on March 23, 2011. The issuance and sale of the 2021 Notes were registered under the Securities Act of 1933, as amended (the “Securities Act”).
     The Issuers issued the 2021 Notes pursuant to the Indenture, dated April 5, 2011 (the “2021 Notes Base Indenture”), among the Issuers, the Guarantors and the Trustee, as amended and supplemented by the First Supplemental Indenture to the 2021 Notes Base Indenture, dated April 5, 2011 (the “First Supplemental Indenture” and, together with the 2021 Notes Base Indenture, the “2021 Notes Indenture”). The 2021 Notes will mature on April 1, 2021. Interest on the 2021 Notes is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2011. The 2021 Notes are guaranteed on a senior unsecured basis by each of Copano’s existing wholly owned subsidiaries (other than Copano Finance) and certain of Copano’s future subsidiaries.
     At any time prior to April 1, 2014, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2021 Notes issued under the 2021 Notes Indenture at a redemption price of 107.125% of the principal amount of the 2021 Notes, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings. On and after April 1, 2016, the Issuers may redeem all or a part of the 2021 Notes at redemption prices (expressed as percentages of principal amount) equal to (i) 103.563% for the twelve-month period beginning on April 1, 2016; (ii) 102.375% for the twelve-month period beginning on April 1, 2017; (iii) 101.188% for the twelve-month period beginning on April 1, 2018; and (iv) 100.000% for the twelve-month period beginning on April 1, 2019 and at any time thereafter, plus accrued and unpaid interest. The Issuers may also redeem the 2021 Notes prior to April 1, 2016 upon payment of a make-whole redemption price specified in the First Supplemental Indenture.
     The 2021 Notes Indenture restricts Copano’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay distributions on, redeem or repurchase Copano’s units or redeem or repurchase its subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from Copano’s restricted subsidiaries to Copano; (vii) consolidate, merge or transfer all or substantially all of the Copano’s assets; (viii) engage in transactions with affiliates; (ix) create unrestricted subsidiaries; and (x) enter into sale and leaseback transactions. These covenants are subject to a number of important exceptions and qualifications. At any time when the 2021 Notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the 2021 Notes Indenture) has occurred and is continuing, many of these covenants will terminate.
     The 2021 Notes Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the 2021 Notes; (ii) default in payment when due of the principal of, or premium, if any, on the 2021 Notes; (iii) failure by Copano to comply with certain covenants relating to asset sales, merger, consolidation or change of control; (iv) failure by Copano for 90 days after notice to comply with certain covenants relating to the filing of annual, quarterly and current reports with the Securities and Exchange Commission; (v) failure by Copano for 60 days after notice to comply with any of the other agreements in the 2021 Notes Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Copano or any of its restricted subsidiaries (or the payment of which is guaranteed by Copano or any of its restricted subsidiaries) if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (vii) failure by Copano or any of its restricted subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the 2021 Notes Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee of the 2021 Notes; and (ix) certain events of bankruptcy, insolvency or reorganization described in the 2021 Notes Indenture with respect to the Issuers or any of Copano’s restricted subsidiaries that is a significant subsidiary or any group of Copano’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of Copano.
     In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to either Issuer, any of Copano’s restricted subsidiaries that is a significant subsidiary or any group of Copano’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary, all outstanding 2021 Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding 2021 Notes may declare all the 2021 Notes to be due and payable immediately.
     The foregoing description of the 2021 Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the 2021 Notes Base Indenture and the First Supplemental Indenture, copies of which are filed as Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the 2021 Notes does not purport to be complete and is qualified in its entirety by reference to the 2021 Notes Indenture and the form of 2021 Notes, a copy of which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to the Current Report on Form 8-K filed by Copano on March 23, 2011.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.
     On April 5, 2011, Copano issued a press release announcing the receipt of the requisite consents with respect to its tender offer and consent solicitation for its 2016 Notes. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this Item 7.01, including Exhibit 99.1, shall be deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1
Fourth Supplemental Indenture, dated April 5, 2011, to the Indenture, dated February 7, 2006, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee.

4.2	Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee.
4.3
First Supplemental Indenture, dated April 5, 2011, to the Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee.

4.4	Form of 7.125% Senior Notes due 2021 (incorporated by reference to Exhibit A to Exhibit 4.3 of this Current Report on Form 8-K).
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
99.1	Press release dated April 5, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2011	COPANO ENERGY, L.L.C.
	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
4.1
Fourth Supplemental Indenture, dated April 5, 2011, to the Indenture, dated February 7, 2006, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee.

4.2	Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee.
4.3
First Supplemental Indenture, dated April 5, 2011, to the Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee.

4.4	Form of 7.125% Senior Notes due 2021 (incorporated by reference to Exhibit A to Exhibit 4.3 of this Current Report on Form 8-K).
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
99.1	Press release dated April 5, 2011.